Exhibit 99.1

FOR IMMEDIATE RELEASE

May 14, 2007 03:06 PM Eastern Daylight Time

Biomet, Inc. Announces New Chief Financial Officer

WARSAW, Ind. —(BUSINESS WIRE)—Biomet, Inc. (NASDAQ:BMET) today announced that Daniel P. Florin will join Biomet as Senior Vice President and Chief Financial Officer effective June 5, 2007.

Mr. Florin is currently Vice President and Corporate Controller for Boston Scientific Corporation where he has held that position for the past six years. He has 16 years of financial officer/controller experience in the medical device industry and five years of public accounting and auditing experience.  Since July 1995, Mr. Florin served in financial leadership positions within Boston Scientific Corporation and its various business units prior to being appointed as Corporate Controller in 2001. From October 1990 to July 1995 he served in a number of finance, accounting and leadership positions for C.R. Bard, Inc.  He began his career in the audit services practice of Deloitte & Touche in New Jersey. Mr. Florin received a bachelors degree of business administration, with a concentration in accounting, from the University of Notre Dame and an executive masters degree in business administration from Boston University.  He is also a certified public accountant and member of the American Institute of Certified Public Accountants.

“We are pleased to have Dan fill this important role, as he brings with him a strong financial, public company and SEC reporting background as well as demonstrated ability to manage complex medical device organizations. We believe the depth and breadth of his experiences have prepared him well for his new responsibilities” said Jeffrey R. Binder, President and Chief Executive Officer of Biomet.

“I am very excited to be joining Biomet at this time,” said Mr. Florin.  “I look forward to helping Biomet strengthen its financial organization, efficiency and responsiveness and provide the necessary leadership that is fundamental to achieving Biomet’s financial and operational goals.”

J. Pat Richardson, currently Interim Chief Financial Officer and Treasurer, will continue in his role as Biomet’s Vice President—Finance once Mr. Florin begins his employment on June 5, 2007.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products.  Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include our ability to develop and market new products and technologies in a timely manner, the effect of the pending merger on Biomet’s business and its relationship with customers, distributors, employees and suppliers and the risk factors as set forth from time to time in Biomet’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact Greg W. Sasso, Senior Vice President, Corporate Development and Communications at (574) 372-1528 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

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